Exhibit 5.2

November 7, 2024

Chevron U.S.A. Inc.

5001 Executive Parkway, Suite 200

San Ramon, CA 94583

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Chevron U.S.A. Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”). The Registration Statement is being filed jointly by the Company and Chevron Corporation, a Delaware corporation (the “Guarantor”). The Registration Statement relates to the proposed offer and sale, from time to time, of an unlimited aggregate principal amount of debt securities, including debt securities of the Company (the “Debt Securities”). The Debt Securities will be guaranteed by the Guarantor and may be issued in one or more series under that certain Indenture, by and among the Company, the Guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), dated as of August 12, 2020, supplemented as of August 12, 2020 and further supplemented as of January 6, 2021 (as so supplemented, the “Indenture”).

In connection with this opinion letter, we have examined the Registration Statement, the Indenture, originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company dated December 31, 2013 (the “Articles of Incorporation”), the By-Laws of the Company, as amended and restated through October 13, 2022 (the “By-Laws”), resolutions of the Board of Directors of the Company, and such other documents, records, and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinion as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinion set forth below.

For the purpose of the opinion set forth below, we have also assumed, without independent investigation or verification, that:

Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219-6401	+1.412.560.3300
United States	+1.412.560.7001

Chevron U.S.A. Inc.

November 7, 2024

A.

the issuance, sale, number or amount, as the case may be, and terms of Debt Securities to be offered from time to time will be duly authorized and established, in accordance with the Articles of Incorporation, the By-Laws, and applicable Pennsylvania law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B.

each series of Debt Securities will be issued under the Indenture, as such Indenture may be further supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”) (the Indenture and any Supplemental Indenture are collectively referred to as the “Indentures”); the execution, delivery, and performance of the Indentures have been duly authorized by Corporate Action and does not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

C.

to the extent that the obligations of the Company under the Indentures may depend upon such matters, (i) the Trustee will be (A) duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and (B) duly qualified to engage in the activities contemplated by the Indentures; (ii) the Indentures will have been duly authorized, executed, and delivered by the Trustee and will constitute the legal, valid, and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms; (iii) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and (iv) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indentures;

D.

the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Debt Securities are offered and issued as contemplated by the Registration Statement;

E.

a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act), and filed with the SEC describing the Debt Securities offered thereby and will comply with all applicable laws at the time the Debt Securities are offered and issued as contemplated by the Registration Statement;

F.	all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws; and

G.

a definitive purchase, underwriting, or similar agreement (each, a “Definitive Agreement”) with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion, as of the date hereof, that when the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indentures, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indentures, the applicable Indentures are duly executed and delivered by the

Chevron U.S.A. Inc.

November 7, 2024

Company, and such Debt Securities have been duly executed, authenticated, completed, issued, and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange, or exercise of any other Debt Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

The opinion set forth above may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Debt Securities in denominations other than United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinion is limited to the laws of the State of New York and the Pennsylvania Business Corporation Law of 1988, as amended, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Debt Securities may be issued from time to time on a delayed or continuous basis, the opinion expressed herein is limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours, /s/ Morgan, Lewis & Bockius LLP